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Exhibit 10.21

                                   DEMAND NOTE


$150,000                                                 Millersville, Maryland
                                                             March 31, 2003


     International Dispensing Corporation, a Delaware corporation with its principal office at 1111 Benfield Boulevard, Suite 230, Millersville, Maryland

21108 (herein called the "Maker"), for value received, hereby promises to pay to the order of Gregory Abbott or registered assigns ("Holder") on demand the principal amount of One Hundred Fifty Thousand ($150,000) Dollars in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to further pay upon demand simple interest (computed on the basis of a 360-day year of twelve 30 day months), in like coin or currency, on the unpaid portion of said principal amount from the date hereof, at the rate of ten (10%) percent per annum, until the entire unpaid portion of such principal amount shall have been paid in full.

     The Maker may without penalty or premium prepay all or any portion of the principal of or accrued interest on this Note. All prepayments and mandatory payments shall be applied first to accrued interest and then to principal.

     The Maker, and all guarantors, endorsers and sureties of this Note, hereby waive presentment for payment, demand, protest, notice of protest, notice of nonpayment, and notice of dishonor of this Note. The Maker and all guarantors,

endorsers and sureties consent that any Holder at any time may extend the time of payment of all or any part of the indebtedness secured hereby, or may grant any other indulgences.

     Any notice or demand required or permitted to be made or given hereunder shall be
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deemed sufficiently made and given if given by personal service or by Federal

Express or by the mailing of such notice or demand by certified or registered mail, return receipt requested, with postage prepaid, addressed, if to the

Maker, at the Maker's address first above written, or if to the Holder, at

Holder's address as provided to the Maker. Either the Maker or the Holder may change its address by like notice to the other.

     This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change,

modification, termination, waiver, or discharge is sought. This Note shall be construed and enforced in accordance with the laws of New York. The Maker hereby consents to the exclusive jurisdiction of the state and federal courts located within New York City with respect to all matters of enforcement regarding this

Note.

     In the event of any default by Maker under the terms of this Note, if the

Holder shall initiate suit to collect on account of this Note, the Holder, in addition to all other rights and remedies to which the Holder shall be entitled,

shall be entitled to recover reasonable legal fees incurred by the Holder in effecting such collection.

                                      INTERNATIONAL DISPENSING CORPORATION

                                         By: Gary Allanson

                                         /s/ Gary Allanson

Dated:   March 31, 2003